Exhibit 99.1

Nasdaq Confirms Continued Listing of Eargo Stock

SAN JOSE, Calif., May 31, 2022 – Eargo, Inc. (Nasdaq: EAR) (the “Company” or Eargo”), a medical device company on a mission to improve the quality of life of people with hearing loss, announced today that it received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) dated May 26, 2022 informing Eargo that the Company’s filing delinquency for the period ended March 31, 2022 has been cured, that the scheduled hearing on June 16, 2022 has been cancelled, that the Nasdaq matter regarding the listing of Eargo’s securities is now closed and that Eargo’s stock will continue to be listed and traded on Nasdaq. The letter from Nasdaq follows the Company’s filing on May 24, 2022 of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which made the Company current in its filing obligations with the U.S. Securities and Exchange Commission.

Christian Gormsen, President and Chief Executive Officer, said, “Becoming current on our SEC filings is yet another example of our people’s tenacity. We are thrilled to achieve this milestone and excited to continue focusing on our operational execution, growth, and passion to help more people hear better.”

About Eargo

Eargo is a medical device company dedicated to improving the quality of life of people with hearing loss. Our innovative products and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first ever virtually invisible, rechargeable, completely-in-canal, FDA-regulated, exempt Class I or Class II devices indicated to compensate for mild to moderate hearing loss. Our differentiated, consumer-first solution empowers consumers to take control of their hearing. Consumers can purchase online or over the phone and get personalized and convenient consultation and support from licensed hearing professionals via phone, text, email or video chat. The Eargo device is offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

Eargo’s sixth generation device, Eargo 6, is an FDA Class II exempt hearing device featuring Sound Adjust technology that automatically optimizes the soundscape as the user moves between environments. Eargo 6 is available for purchase here.

Related Links
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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the Company’s future financial condition, operations and growth. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: the timing or results of ongoing claims audits by third-party payors; the extent of losses from hearing aids delivered to customers from September 21, 2021 until December 8, 2021; our ability to raise capital on acceptable terms, if at all; and the extent to which the Company may be able to validate processes to support the submission of claims for reimbursement from the FEHB program in the future, if at all. You should refer to the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, accessible on the SEC’s website at www.sec.gov, for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by any forward-looking statements. Furthermore, if such forward-looking statements prove to be inaccurate, the inaccuracy may be material. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact
Nick Laudico
Senior Vice President of Corporate Strategy and Investor Relations
ir@eargo.com

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